Exhibit 3.2

PAGE 1
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CAMPBELL CLASSIC TREND FUND, L.P.”, CHANGING ITS NAME FROM “CAMPBELL CLASSIC TREND FUND, L.P.” TO “CAMPBELL GLOBAL TREND FUND, L.P.”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JANUARY, A.D. 2010, AT 5:16 O’CLOCK P.M.

4758904 8100 100060888
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:21 PM 01/21/2010 FILED 05:16 PM 01/21/2010 SRV 100060888 — 4758904 FILE
STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP
OF
CAMPBELL CLASSIC TREND FUND, L.P.
The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
FIRST: The name of the Limited Partnership is Campbell Classic Trend Fund, L.P.
SECOND: Article 1.1 of the Certificate of Limited Partnership shall be amended as follows:
Campbell Global Trend Fund, L.P.
IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 21st day of January, A.D 2010.